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                                                                     EXHIBIT 4.3
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                            PARKER DRILLING COMPANY
                           and Subsidiary Guarantors

                          9 3/4% SENIOR NOTES DUE 2006

                     -----------------------------------


                         SECOND SUPPLEMENTAL INDENTURE

                            Dated as of May 30, 1997


                    Supplementing and Amending the Indenture
                         dated as of November 12, 1996


                     -----------------------------------


                   TEXAS COMMERCE BANK NATIONAL ASSOCIATION,

                                   AS TRUSTEE


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         THIS SECOND SUPPLEMENTAL INDENTURE, dated as of May 30, 1997, among
Parker Drilling Company, a Delaware corporation (the "Company"), the Subsidiary Guarantors named on the signature page hereof, and Texas Commerce Bank National Association, a national banking association (the "Trustee"), as Trustee under the Original Indenture referred to below,

                              W I T N E S S E T H:

         WHEREAS, the Company has duly authorized the issuance of its 9 3/4% Senior Notes due 2006 (the "Notes"); and the Company has heretofore made, executed, and delivered to the Trustee its Indenture dated as of November 12, 1996 (such Indenture, as supplemented by the First Supplemental Indenture dated April 1, 1997, being sometimes referred to herein as the "Original Indenture") pursuant to which the Notes were issued;

         WHEREAS, it is deemed desirable to supplement and amend the Original Indenture to correct an inconsistency between the definitions of "Non-Recourse Purchase Money Indebtedness" and "Permitted Liens" therein;

         WHEREAS, Section 9.01 of the Original Indenture provides that under certain conditions the Company, the Subsidiary Guarantors and Trustee, may, without the consent of any Holders, from time to time and at any time, amend or supplement the Original Indenture or the Notes, for the purpose, inter alia, of curing any ambiguity, defect or inconsistency existing therein, provided such action shall not affect the rights, duties or immunities of the Trustee; and

         WHEREAS, all things necessary to authorize the execution and delivery of this Second Supplemental Indenture, to effect the modification of the Original Indenture provided for in this Second Supplemental Indenture, and to make the Original Indenture, as supplemented and amended by this Second Supplemental Indenture, a valid agreement of the Company, in accordance with its terms, have been done;

         NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH that for and in consideration of the premises and the acceptances or purchases of the Notes by the Holders, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Notes as follows:

                                   ARTICLE I

                     MODIFICATION OF THE ORIGINAL INDENTURE

         Section 1.1  Amendment to Article One of the Original Indenture.

         (a) Section 1.01 of the Original Indenture is amended by deleting, from the end of clause (i) of subparagraph (x) within the paragraph defining "Permitted Liens," the text "and any proceeds therefrom" and inserting the following text in the place of such deleted text:




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                 "(or, in the case of the acquisition of all of the outstanding
         Capital Stock of a Person, the underlying properties and assets of such Person at the time of such acquisition, including proceeds thereof)"

                                   ARTICLE 2

             PARTICULAR REPRESENTATIONS AND COVENANTS OF THE COMPANY

         Section 2.1 Authority of the Company. Each of the Company and the Subsidiary Guarantors is duly authorized to execute and deliver this Second Supplemental Indenture, and all corporate action on its part required for the execution and delivery of this Second Supplemental Indenture has been duly and effectively taken.

         Section 2.2 Truth of Recitals and Statements. The Company warrants that the recitals of fact and statements contained in this Second Supplemental Indenture are true and correct, and that the recitals of fact and statements contained in all certificates and other documents furnished thereunder will be true and correct.

                                   ARTICLE 3

                             CONCERNING THE TRUSTEE

         Section 3.1 Acceptance of Trusts. The Trustee accepts the trusts hereunder and agrees to perform the same, but only upon the terms and conditions set forth in the Original Indenture and in this Second Supplemental Indenture, to all of which the Company and the Subsidiary Guarantors and the respective Holders of Notes at any time hereafter outstanding agree by their acceptance thereof.

         Section 3.2 No Responsibility of Trustee for Recitals, etc. The recitals and statements contained in this Second Supplemental Indenture shall be taken as the recitals and statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture, except that the Trustee is duly authorized to execute and deliver this Second Supplemental Indenture.

                                   ARTICLE 4

                            MISCELLANEOUS PROVISIONS

         Section 4.1 Relation to the Indenture. The provisions of this Second Supplemental Indenture shall become effective immediately upon the execution and delivery hereof. This Second Supplemental Indenture and all the terms and provisions herein contained shall form a part of the Original Indenture as fully and with the same effect as if all such terms and provisions had been set forth in the Original Indenture and each and every term and condition contained in the Original Indenture shall apply to this Second Supplemental Indenture with the same force and effect as if the same were in this Second Supplemental Indenture set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make each such term and condition conform to this Second Supplemental Indenture. The Original Indenture is hereby ratified and confirmed and shall





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remain and continue in full force and effect in accordance with the terms and provisions thereof, as supplemented and amended by this Second Supplemental Indenture, and the Original Indenture and this Second Supplemental Indenture shall be read, taken and construed together as one instrument.

         Section 4.2 Meaning of Terms. Any term used in this Second Supplemental Indenture which is defined in the Original Indenture shall have the meaning specified in the Original Indenture, unless the context shall otherwise require.

         Section 4.3 Counterparts of First Supplemental Indenture. This Second Supplemental Indenture may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

         Section 4.4 Governing Law. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental indenture to be duly executed, all as of the date first above written.

                                     PARKER DRILLING COMPANY

                                     By: /s/ I. E. HENDRIX, JR.
                                        ----------------------------------------
                                     Name:  I. E. Hendrix, Jr.
                                     Title:    Vice President

                                     SUBSIDIARY GUARANTORS:

                                     QUAIL TOOLS, INC.

                                     By: /s/ JAMES W. LINN
                                        ----------------------------------------
                                     Name:  James W. Linn
                                     Title:    President

                                     MALLARD BAY DRILLING, INC.

                                     By: /s/ JAMES J. DAVIS
                                        ----------------------------------------
                                     Name:  James J. Davis
                                     Title:    Vice President

                                     BAY DRILLING CORPORATION

                                     By: /s/ JAMES J. DAVIS
                                        ----------------------------------------
                                     Name:  James J. Davis
                                     Title:    Vice President





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                                     AWI DRILLING AND WORKOVER, INC.

                                     By: /s/ I. E. HENDRIX, JR.
                                        ----------------------------------------
                                     Name:  I. E. Hendrix, Jr.
                                     Title:    Vice President

                                     PARKER DRILLING COMPANY OF
                                     OKLAHOMA, INC.

                                     By: /s/ THOMAS L. WINGERTER
                                        ----------------------------------------
                                     Name:  Thomas L. Wingerter
                                     Title:    President

                                     PARKER TECHNOLOGY, INC.

                                     By: /s/ DAVID L. HOLLAND
                                        ----------------------------------------
                                     Name:  David L. Holland
                                     Title:    Executive Vice President

                                     PARKER DRILLING COMPANY
                                     INTERNATIONAL LTD.

                                     By: /s/ JOHN R. GASS
                                        ----------------------------------------
                                     Name:   John R. Gass
                                     Title:    President

                                     CHOCTAW INTERNATIONAL RIG
                                     CORPORATION

                                     By: /s/ THOMAS L. WINGERTER
                                        ----------------------------------------
                                     Name:  Thomas L. Wingerter
                                     Title:    President

                                     PARKER DRILLING COMPANY LIMITED

                                     By: /s/ I. E. HENDRIX, JR.
                                        ----------------------------------------
                                     Name:  I. E. Hendrix, Jr.
                                     Title:    Vice President

                                     PARKER DRILLING COMPANY OF
                                     ALASKA LIMITED

                                     By: /s/ THOMAS L. WINGERTER
                                        ----------------------------------------
                                     Name:  Thomas L. Wingerter
                                     Title:    President





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                                     VANCE SYSTEMS ENGINEERING, INC.

                                     By: /s/ LESLIE D. ROSENCUTTER
                                        ----------------------------------------
                                     Name:  Leslie D. Rosencutter
                                     Title:    Vice President

                                     DGH, INC.

                                     By: /s/ THOMAS L. WINGERTER
                                        ----------------------------------------
                                     Name:  Thomas L. Wingerter
                                     Title:    President

                                     PARKER DRILLING U.S.A. LTD.

                                     By: /s/ THOMAS L. WINGERTER
                                        ----------------------------------------
                                     Name:  Thomas L. Wingerter
                                     Title:    President

                                     PARKER DRILLING COMPANY OF
                                     NEW GUINEA, INC.

                                     By: /s/ T. BRUCE BLACKMAN
                                        ----------------------------------------
                                     Name:  T. Bruce Blackman
                                     Title:    President

                                     PARKER DRILLING COMPANY
                                     NORTH AMERICA, INC.

                                     By: /s/ THOMAS L. WINGERTER
                                        ----------------------------------------
                                     Name:  Thomas L. Wingerter
                                     Title:    President

                                     PARCAN, LIMITED

                                     By: /s/ THOMAS L. WINGERTER
                                        ----------------------------------------
                                     Name:  Thomas L. Wingerter
                                     Title:    President

                                     QUAIL TOOLS, L.L.P.

                                     By: /s/ JAMES W. LINN
                                        ----------------------------------------
                                     Name:  James W. Linn
                                     Title:    President and Manager





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                                     PARKER TECHNOLOGY, L.L.C.

                                     By: /s/ I. E. HENDRIX, JR.
                                        ----------------------------------------
                                     Name:  I. E. Hendrix, Jr.
                                     Title:    Treasurer

                                     MALLARD BAY DRILLING, L.L.C.

                                     By: /s/ JAMES J. DAVIS
                                        ----------------------------------------
                                     Name:  James J. Davis
                                     Title:    Vice President

                                     TEXAS COMMERCE BANK NATIONAL
                                     ASSOCIATION, Trustee

                                     By: /s/ WAYNE MENTZ
                                        ----------------------------------------
                                     Name:  Wayne Mentz
                                     Title:    Vice President





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